UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Soliciting Material Pursuant to §240.14a-12

ZOLL MEDICAL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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ZOLL MEDICAL CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON WEDNESDAY, FEBRUARY 10, 2010

NOTICE IS HEREBY GIVEN that the 2010 Annual Meeting of Shareholders (the “Annual Meeting”) of ZOLL Medical Corporation (the “Company”) will be held on Wednesday, February 10, 2010 at 10:00 a.m., local time, at the Conference Center at Goodwin Procter LLP, Exchange Place, Boston, Massachusetts 02109 for the following purposes:

1. To elect three Class III directors of the Company, nominated by the Board of Directors, to serve until the 2013 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified;

2. To ratify the selection of BDO Seidman, LLP as the Company’s independent registered public accounting firm for the fiscal year ending October 3, 2010; and

3. To consider and act upon any other matters which may properly be brought before the Annual Meeting and at any adjournments or postponements thereof.

Proposal 1 above relates solely to the election of three Class III directors of the Company nominated by the Board of Directors and does not include any other matters relating to the election of directors, including without limitation, the election of directors nominated by any shareholder of the Company. Any action may be taken on the foregoing matters at the Annual Meeting on the date specified above or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned, or to which the Annual Meeting may be postponed.

The Board of Directors has fixed the close of business on December 11, 2009 as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof. Shareholders of record of the Company’s common stock, par value $0.01 per share, at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.

Under new Securities and Exchange Commission rules, the Company is providing access to the proxy materials for the Annual Meeting to shareholders via the Internet. Accordingly, you can access the proxy materials and vote at www.envisionreports.com/ZOLL. Instructions for accessing the proxy materials and voting are described below and in the Notice of Internet Availability of Proxy Materials (the “Notice”) that you received in the mail. Please review the proxy materials prior to voting.

Your vote is very important. Please vote by one of the following methods:

1.	BY INTERNET, by going to the Internet web address www.envisionreports.com/ZOLL and following the instructions on the Notice you received in the mail and on the website. In order to vote via the Internet, you must use the numbers provided in the shaded bar of the Notice. Click on “Cast Your Vote or Request Materials.” Proxies submitted by the Internet must be received by 1:00 a.m., Central Time, on February 10, 2010.

2.	BY TELEPHONE, by dialing 1-800-652-VOTE (8683) within the United States, U.S. territories, and Canada any time on a touch tone telephone and following the instructions provided by the recorded message. In order to vote via telephone, you must use the numbers provided in the shaded bar of the Notice. Proxies submitted by telephone must be received by 1:00 a.m., Central Time, on February 10, 2010.

3.	BY PROXY CARD, if you have requested a proxy card by mail in accordance with the instructions in the Notice, by completing, dating, signing, and returning the proxy card in the postage-prepaid envelope provided. If you vote by Internet or telephone, please do not mail your proxy card. Your proxy card must be received prior to the Annual Meeting.

If you attend the Annual Meeting, you may vote in person by ballot even if you have previously voted by Internet, by telephone or by returning your proxy card. Any proxy may be revoked by delivery of a later dated proxy.

By Order of the Board of Directors

STEPHEN KORN

Secretary

Chelmsford, Massachusetts

December 22, 2009

ZOLL MEDICAL CORPORATION

269 Mill Road

Chelmsford, Massachusetts 01824

PROXY STATEMENT

2010 ANNUAL MEETING OF SHAREHOLDERS

To Be Held on Wednesday, February 10, 2010

December 22, 2009

General Information

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of ZOLL Medical Corporation (the “Company”) for use at the 2010 Annual Meeting of Shareholders of the Company to be held on Wednesday, February 10, 2010 at 10:00 a.m., local time, and at any adjournments or postponements thereof, at the Conference Center at Goodwin Procter LLP, Exchange Place, Boston, Massachusetts 02109 (the “Annual Meeting”). At the Annual Meeting, shareholders will be asked to vote upon (1) the election of three Class III directors of the Company nominated by the Board of Directors, (2) the ratification of the selection of BDO Seidman, LLP as the Company’s independent registered public accounting firm for the fiscal year ending October 3, 2010, and (3) any other matters properly brought before the Annual Meeting.

Voting

This proxy statement and the accompanying Notice of Annual Meeting are first being made available to shareholders on or about December 22, 2009. The Board of Directors has fixed the close of business on December 11, 2009 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting (the “Record Date”). Only shareholders of record of the common stock of the Company (the “Common Stock”) at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 21,322,278 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Holders of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held by them.

The presence, in person or by proxy, of holders of at least a majority in interest of the total number of issued and outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes are each included in the number of shares present at the Annual Meeting for purposes of establishing a quorum. Directors are elected by a plurality of the votes cast at the Annual Meeting. Votes may be cast FOR or WITHHELD FROM each nominee. Votes cast FOR the nominees will count as “yes votes;” votes that are WITHHELD FROM the nominees will be excluded entirely from the vote and will have no effect. The ratification of the selection of BDO Seidman, LLP as the Company’s independent registered public accounting firm for the fiscal year ending October 3, 2010 requires that a majority of the shares voting on such proposal vote FOR such ratification. Votes may be cast FOR or AGAINST the ratification of the selection of the independent registered public accounting firm for the fiscal year ending October 3, 2010. Abstentions and broker non-votes will have no effect on the outcome of the election of directors and the ratification of the selection of BDO Seidman, LLP as the Company’s independent registered public accounting firm for the fiscal year ending October 3, 2010.

Your vote is very important. You may vote by one of the following methods:

1.	BY INTERNET, by going to the Internet web address www.envisionreports.com/ZOLL and following the instructions on the Notice you received in the mail and on the website. In order to vote via the Internet, you must use the numbers provided in the shaded bar of the Notice. Click on “Cast Your Vote or Request Materials.” Proxies submitted by the Internet must be received by 1:00 a.m., Central Time, on February 10, 2010.

2.	BY TELEPHONE, by dialing 1-800-652-VOTE (8683) within the United States, U.S. territories, and Canada any time on a touch tone telephone and following the instructions provided by the recorded message. In order to vote via telephone, you must use the numbers provided in the shaded bar of the Notice. Proxies submitted by telephone must be received by 1:00 a.m., Central Time, on February 10, 2010.

3.	BY PROXY CARD, if you have requested a proxy card by mail, by completing, dating, signing, and returning the proxy card in the postage-prepaid envelope provided. If you vote by Internet or telephone, please do not mail your proxy card. Your proxy card must be received prior to the Annual Meeting.

If you attend the Annual Meeting, you may vote in person by ballot even if you have previously voted by Internet, by telephone, or by returning your proxy card. Any proxy may be revoked by delivery of a later dated proxy.

Shares represented by a properly executed proxy received prior to the times above and not revoked will be voted at the Annual Meeting as directed on the proxy. If a properly executed proxy is submitted and no instructions are given, the proxy will be voted (1) FOR the election of the nominees for the Class III directors of the Company named in this proxy statement and (2) FOR the ratification of the selection of BDO Seidman, LLP as the Company’s independent registered public accounting firm for the fiscal year ending October 3, 2010. It is not anticipated that any matter other than those set forth in this proxy statement will be presented at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders. The Board of Directors unanimously recommends a vote (1) FOR the election of the nominees for the Class III directors of the Company named in this proxy statement and (2) FOR the ratification of the selection of BDO Seidman, LLP as the Company’s independent registered public accounting firm for the fiscal year ending October 3, 2010.

A shareholder of record may revoke a proxy at any time before it has been exercised by (1) filing a written revocation with the Secretary of the Company at the address of the Company set forth above, (2) properly casting a new vote via the Internet or by telephone at any time before the closure of the Internet or telephone voting facilities, (3) filing a duly executed proxy bearing a later date, or (4) appearing in person and voting by ballot at the Annual Meeting. Any shareholder of record as of the Record Date attending the Annual Meeting may vote in person whether or not a proxy has been previously given, but the presence (without further action) of a shareholder at the Annual Meeting will not constitute revocation of a previously given proxy. Any written revocation of a proxy should be sent so as to be delivered to ZOLL Medical Corporation, 269 Mill Road, Chelmsford, Massachusetts 01824, Attention: Secretary prior to the vote at the Annual Meeting.

The Company’s 2009 Annual Report, including the Company’s audited financial statements for the fiscal year ended September 27, 2009, is being made available to shareholders concurrently with this proxy statement at www.envisionreports.com/ZOLL.

PROPOSAL 1

ELECTION OF DIRECTORS

Currently there are eight members of the Board of Directors. The Board of Directors is divided into three classes, with the directors in each class serving for a term of three years and until their successors are duly elected and qualified. As the term of one class expires, a successor class is elected at each succeeding annual meeting of shareholders. Dr. James W. Biondi, Robert J. Halliday and Lewis H. Rosenblum are currently serving as Class III directors and their term expires at the Annual Meeting. Daniel M. Mulvena, Benson F. Smith and John J. Wallace are currently serving as Class I directors and will continue to serve until the 2011 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified. Richard A. Packer and Thomas M. Claflin, II are currently serving as Class II directors and will continue to serve until the 2012 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified.

At the Annual Meeting, three Class III directors will be elected to serve until the 2013 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified. Based on the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has nominated Dr. Biondi and Messrs. Halliday and Rosenblum for election as Class III directors (collectively, the “Nominees”). The Board of Directors anticipates that each of the Nominees will serve as a director if elected. However, if the Nominees nominated by the Board of Directors are unable to accept election, the proxies will be voted for the election of such other persons as the Board of Directors may recommend.

Proxies may not be voted for a greater number of persons than the number of Nominees. In order to be elected, each Nominee must receive the affirmative vote of a plurality of the issued and outstanding shares of the Common Stock represented in person or by proxy at the Annual Meeting and entitled to vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF JAMES W. BIONDI, M.D., ROBERT J. HALLIDAY, AND LEWIS H. ROSENBLUM AS CLASS III DIRECTORS TO SERVE UNTIL THE 2013 ANNUAL MEETING OF SHAREHOLDERS AND UNTIL THEIR RESPECTIVE SUCCESSORS ARE DULY ELECTED AND QUALIFIED.

Information Regarding Nominees and Directors

The following table sets forth certain information with respect to the Nominees for election as directors at the Annual Meeting and those continuing directors of the Company whose terms expire at the Annual Meetings of Shareholders in 2011 and 2012 based on information furnished to the Company by each director. The following information is as of December 11, 2009 unless otherwise specified.

Name and Principal Occupation For Past Five Years	Age	Director Since	Amount and Nature of Beneficial Ownership of Common Stock(1)(2)		Percent Of Class
Class III Nominees for Election at the Annual Meeting

James W. Biondi, M.D.	53	1999	36,500	(3)	*

Dr. Biondi founded and has served as Chairman of the Board of Directors of Cardiopulmonary Corp., a medical device company, since 1988 and Chief Executive Officer since 1992. Dr. Biondi also serves as Chairman of the Board of Directors of Ivy Biomedical Systems, Inc., a medical device company. Dr. Biondi received a B.S. degree from Rensselaer Polytechnic Institute and a M.D. degree from Albany Medical College.

Robert J. Halliday	55	2003	30,500	(4)	*

Mr. Halliday has served as Executive Vice President and Chief Financial Officer of Varian Semiconductor Equipment Associates, Inc., a manufacturer of semiconductor capital equipment, since October 2006; Executive Vice President, Treasurer and Chief Financial Officer from October 2004 to October 2006; Vice President, Treasurer and Chief Financial Officer from November 2002 to October 2004; and Vice President and Chief Financial Officer from March 2001 to November 2002. Prior to joining Varian Semiconductor, Mr. Halliday was Vice President and Chief Financial Officer of Unica Corporation, a software company. Previously, Mr. Halliday was at Ionics, Incorporated, a global separations technology company. At Ionics, he was Chief Operating Officer in 2000; Vice President of the Consumer Water Group from 1996 to 2000; and Chief Financial Officer from 1990 to 2000. Mr. Halliday received a B.S. degree from the University of Pennsylvania’s Wharton School and an M.B.A. degree from The Wharton School of Finance.

Lewis H. Rosenblum	66	2008	10,500	(5)	*

Mr. Rosenblum was the President, China Operations for Thermo Fisher Scientific, a scientific instrument and supply company, from January 2006 until his retirement in February 2008. Prior to that, from 2003 until 2005, Mr. Rosenblum served as the President, Clinical Diagnostic Division for Thermo Electron Corporation. From 1997 until December 2002, Mr. Rosenblum served as the President of the Bioscience Technology Division of Thermoquest Corp., a division of Thermo Electron Corporation. Mr. Rosenblum received a B.S.E.E. degree from Drexel University and an M.B.A. degree from the University of Hartford.

Class I Continuing Directors—Terms to Expire 2011

Daniel M. Mulvena	61	1998	12,500	(6)	*

Mr. Mulvena is the owner of Commodore Associates, Inc., a consulting company. From 1992 to 1995, Mr. Mulvena was a Group Vice President of Boston Scientific Corporation, a medical device company. Mr. Mulvena is a director of Thoratec Corporation, a medical device company. Mr. Mulvena received a B.A. degree from Vanderbilt University.

Name and Principal Occupation For Past Five Years	Age	Director Since	Amount and Nature of Beneficial Ownership of Common Stock(1)(2)		Percent Of Class
Benson F. Smith	62	2000	15,888	(7)	*

Mr. Smith is the managing partner for the Sales Research Group, a research and consulting organization. Since 1999, Mr. Smith has also been the Chief Executive Officer of BFS & Associates LLC, a company specializing in strategic planning and venture investing. From 2000 until 2005, Mr. Smith also served as a speaker and author at The Gallup Organization, a global research-based consultancy firm. Mr. Smith was formerly President, Chief Operating Officer and a member of the Board of Directors of C.R. Bard, Inc., a medical device company. Mr. Smith worked at C.R. Bard, Inc. in various capacities for 25 years until his retirement in 1998. Mr. Smith currently serves as a director of Rochester Medical Corporation, a medical device company, and Teleflex Incorporated, a specialty engineered product designer and manufacturer, as well as a board member for a variety of academic and health-related organizations. Mr. Smith received a B.A. degree from Grinnell College and was a post-graduate Watson Fellow.

John J. Wallace	56	2007	11,500	(8)	*

Mr. Wallace has served as a senior advisor to various companies since June 2007. Prior to this, Mr. Wallace served as Chief Operating Officer of Nova Biomedical Corporation, a medical device company, from 1997 through June 2007. Prior to that, Mr. Wallace served as the Vice President, Operations and Chief Financial Officer of Nova Biomedical Corporation from 1991 through 1997. Mr. Wallace received his B.S. from Northeastern University and an M.B.A. degree from Babson College.

Class II Continuing Directors—Terms to Expire 2012

Thomas M. Claflin, II	68	1980	39,104	(9)	*

Mr. Claflin is currently a general partner of TangMei Funds, a manager of investment partnerships focused on investments in publicly traded Chinese companies. Mr. Claflin was previously a principal of Claflin Capital Management, Inc., a venture capital firm, and general partner of its venture capital partnerships until his retirement in 2009. Mr. Claflin received his undergraduate degree from Harvard College and an M.B.A. from the Harvard Graduate School of Business Administration.

Richard A. Packer	52	1996	288,850	(10)	1.4%

Mr. Packer joined the Company in 1992 and in 1999 was appointed Chairman of the Board of Directors, Chief Executive Officer and President. Mr. Packer held the position of President until June 2008, at which time Jonathan Rennert was appointed as President of the Company. Mr. Packer served as President, Chief Operating Officer and Director from 1996 to his appointment as Chief Executive Officer. From 1992 to 1996, he served as Vice President of Operations of the Company and also served as Chief Financial Officer and Head of North American Sales from 1995 to 1996. From 1987 to 1992, Mr. Packer served as Vice President of various functions for Whistler Corporation, a consumer electronics company. Prior to this, Mr. Packer was a manager with the consulting firm of PRTM/KPMG, specializing in operations of high technology companies. Since April 2007, Mr. Packer has also served as a director of Bruker BioSciences Corporation, a bioscientific device company. Mr. Packer received B.S. and M. Eng. degrees from the Rensselaer Polytechnic Institute and an M.B.A. degree from the Harvard Graduate School of Business Administration.

All directors, nominees and executive officers as a group (17 persons)			872,476	(11)	4.1%

*	Less than 1%.

(1)	The persons named in this table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to the information contained in the other footnotes to this table.
(2)	The Company’s calculation of the percentage of shares beneficially owned by the shareholders in this table is based upon the number of shares of the Company’s Common Stock outstanding as of December 11, 2009 (21,322,278), plus for each listed beneficial owner, any shares of Common Stock that the listed beneficial owner has the right to acquire within 60 days of December 11, 2009.
(3)	Includes 12,500 shares of Common Stock issuable upon exercise of options to purchase Common Stock, which are exercisable within 60 days of December 11, 2009. Includes 22,000 shares owned directly by Dr. Biondi and 2,000 shares owned indirectly for the benefit of minor children. Does not include 5,500 shares of Common Stock issuable upon exercise of options to purchase Common Stock, which are not exercisable within 60 days of December 11, 2009.
(4)	Represents 30,500 shares of Common Stock issuable upon exercise of options to purchase Common Stock, which are exercisable within 60 days of December 11, 2009. Does not include 5,500 shares of Common Stock issuance upon exercise of options to purchase Common Stock, which are not exercisable within 60 days of December 11, 2009.
(5)	Represents 10,500 shares of Common Stock issuable upon exercise of options to purchase Common Stock, which are exercisable within 60 days of December 11, 2009. Does not include 13,500 shares of Common Stock issuable upon exercise of options to purchase Common Stock, which are not exercisable within 60 days of December 11, 2009.
(6)	Represents 12,500 shares of Common Stock issuable upon exercise of options to purchase Common Stock, which are exercisable within 60 days of December 11, 2009. Does not include 5,500 shares of Common Stock issuable upon exercise of options to purchase Common Stock, which are not exercisable within 60 days of December 11, 2009.
(7)	Includes 12,500 shares of Common Stock issuable upon exercise of options to purchase Common Stock, which are exercisable within 60 days of December 11, 2009. Does not include 5,500 shares of Common Stock issuable upon exercise of options to purchase Common Stock, which are not exercisable within 60 days of December 11, 2009.
(8)	Represents 11,500 shares of Common Stock issuable upon exercise of options to purchase Common Stock, which are exercisable within 60 days of December 11, 2009. Does not include 14,500 shares of Common Stock issuable upon exercise of options to purchase Common Stock, which are not exercisable within 60 days of December 11, 2009.
(9)	Includes 12,500 shares of Common Stock issuable upon exercise of options to purchase Common Stock, which are exercisable within 60 days of December 11, 2009. Does not include 5,500 shares of Common Stock issuable upon exercise of options to purchase Common Stock, which are not exercisable within 60 days of December 11, 2009.
(10)	Includes 241,500 shares of Common Stock issuable upon exercise of options to purchase Common Stock, which are exercisable within 60 days of December 11, 2009. Does not include 147,500 shares of Common Stock issuable upon exercise of options to purchase Common Stock, which are not exercisable within 60 days of December 11, 2009.
(11)	Includes 396,350 shares of Common Stock issuable upon exercise of options to purchase Common Stock, which are exercisable within 60 days of December 11, 2009. Does not include 428,425 shares of Common Stock issuable upon exercise of options to purchase Common Stock, which are not exercisable within 60 days of December 11, 2009.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

The Board of Directors of the Company held six meetings during the fiscal year ended September 27, 2009. Each of the directors attended more than 75% of the aggregate of the total number of meetings of the Board of Directors and of the committees of which he was a member that were held during the period he was a director or committee member. The Company’s Annual Meeting of Shareholders is generally held to coincide with one of the Board’s regularly scheduled meetings. The Company does not have a formal policy requiring members of the Board of Directors to attend the Company’s Annual Meetings of Shareholders, although all directors typically attend. Each of the directors attended the 2009 Annual Meeting of Shareholders.

The Company has standing Audit, Compensation, and Nominating and Corporate Governance Committees.

Audit Committee

During the 2009 fiscal year, the members of the Audit Committee were Messrs. Smith (as Chairman), Halliday and Wallace. The Board of Directors has determined that each of the members of the Audit Committee is “independent” under the rules of The NASDAQ Stock Market LLC and the Securities and Exchange Commission. The Board of Directors has also determined that Mr. Halliday qualifies as the “audit committee financial expert” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee has a written charter adopted by the Board of Directors, which was amended by the Board of Directors on November 11, 2008. A copy of the Audit Committee Charter, as amended, is available on the Company’s website at www.zoll.com and will be sent in paper form to any shareholder who submits a request to the Company’s Secretary at the address listed on page 1 of this proxy statement. The Board of Directors and the Audit Committee have adopted Audit Committee Complaint Procedures, which are available on the Company’s website at www.zoll.com and will be sent in paper form to any shareholder who submits a request to the Company’s Secretary at the address listed on page 1 of this proxy statement. The Audit Committee is responsible for selecting the Company’s independent registered public accounting firm, and assisting the Board of Directors in general oversight and monitoring of management’s and the independent auditor’s participation in the Company’s financial reporting process. The primary objective in fulfilling these responsibilities is to promote and preserve the integrity of the Company’s financial statements and the independence of the Company’s external independent auditor. During the fiscal year ended September 27, 2009, the Audit Committee held five meetings and took action by unanimous written consent on two occasions. The Audit Committee’s report on the Company’s audited financial statements for the fiscal year ended September 27, 2009 appears elsewhere in this proxy statement.

Compensation Committee

During the 2009 fiscal year, the members of the Compensation Committee were Messrs. Mulvena (as Chairman) and Rosenblum and Dr. Biondi. The Board of Directors has determined that each member of the Compensation Committee is “independent” under the rules of The NASDAQ Stock Market LLC and the Securities and Exchange Commission. The Company has adopted a Compensation Committee Charter, which was amended and restated by the Board of Directors on November 11, 2008. A copy of the Compensation Committee Charter, as amended and restated, is available on the Company’s website at www.zoll.com and will be sent in paper form to any shareholder who submits a request to the Company’s Secretary at the address listed on page 1 of this proxy statement. The Compensation Committee (1) annually reviews and makes recommendations to the Board of Directors with respect to the compensation of all directors, officers and members of senior management of the Company; (2) reviews and approves the corporate goals and objectives that may be relevant to the compensation of the Chief Executive Officer and evaluates the Chief Executive Officer’s performance in light of the goals and objectives that were set for the Chief Executive Officer and determines the Chief Executive Officer’s compensation based on such evaluation; (3) administers the Company’s Amended and Restated 2001 Stock Incentive Plan (the “2001 Plan”), 1992 Stock Option Plan, the Non-Employee Director Stock Option Plan, and the Amended and Restated 2006 Non-Employee Director Stock Option Plan (the “2006 Plan”); and

(4) prepares the Compensation Committee’s report on executive compensation for inclusion in the Company’s proxy statements in accordance with Securities and Exchange Commission rules and regulations. From time to time the Compensation Committee will work with the Company’s Chief Executive Officer in fulfilling its responsibilities. During the fiscal year ended September 27, 2009, the Compensation Committee held four meetings and took action by unanimous written consent on one occasion. The Compensation Committee’s report on executive compensation appears elsewhere in this proxy statement.

Nominating and Corporate Governance Committee

During the 2009 fiscal year, the members of the Nominating and Corporate Governance Committee were Messrs. Claflin (as Chairman) and Mulvena. The Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is “independent” under the rules of The NASDAQ Stock Market LLC and the Securities and Exchange Commission. The Company has adopted a Nominating and Corporate Governance Committee Charter, which was amended and restated by the Board of Directors on November 11, 2008. A copy of the Nominating and Corporate Governance Committee Charter, as amended and restated, is available on the Company’s website at www.zoll.com and will be sent in paper form to any shareholder who submits a request to the Company’s Secretary at the address listed on page 1 of this proxy statement. The Nominating and Corporate Governance Committee is responsible for developing and recommending to the Board of Directors a set of corporate governance guidelines and periodically reviewing such guidelines and recommending any changes to them. The Company has adopted Corporate Governance Guidelines, which was amended and restated by the Board of Directors on November 11, 2008. A copy of the Corporate Governance Guidelines, as amended and restated, is available on the Company’s website at www.zoll.com and will be sent in paper form to any shareholder who submits a request to the Company’s Secretary at the address listed on page 1 of this proxy statement. In addition, the Nominating and Corporate Governance Committee reviews and evaluates potential nominees for election or appointment to the Board of Directors and recommends such nominees to the full Board of Directors. The Nominating and Corporate Governance Committee will consider a nominee for election to the Board of Directors recommended by a shareholder of record if the shareholder submits the nomination in accordance with the timing and information requirements of the Company’s Amended and Restated By-Laws, as amended. Such proposal should specify whether the named person(s) should be considered by the Nominating and Corporate Governance Committee for inclusion as a Board of Directors nominee or whether the named person(s) are to be considered shareholder nominees under the Company’s Amended and Restated By-Laws, as amended. Please see the sections of this proxy statement entitled “Amendment to the Amended and Restated By-laws” and “Other Matters—Shareholder Proposals” for a summary of these requirements. At a minimum, each nominee, whether proposed by a shareholder or any other party, is expected to have the highest personal and professional integrity, shall demonstrate sound judgment, shall have an experience base useful to the Company and complementary to the other directors, and shall be expected to effectively interact with other members of the Board to serve the long-term interests of the Company and its shareholders. The Nominating and Corporate Governance Committee recommended that Dr. Biondi and Messrs. Halliday and Rosenblum each be nominated for election to serve as Class III directors until the 2013 Annual Meeting of Shareholders. During the fiscal year ended September 27, 2009, the Nominating and Corporate Governance Committee held one meeting.

The Nominating and Corporate Governance Committee has developed a self-assessment process for the Board of Directors. The Board of Directors engaged in this self-assessment process at its November 2009 meeting, and plans to do so annually.

Please note that the information contained in the Company’s website is not incorporated by reference in, or considered to be a part of, this proxy statement.

Director Independence

The Board of Directors has determined that each of Dr. Biondi and Messrs. Claflin, Halliday, Mulvena, Smith, Rosenblum, and Wallace is an “independent director” in accordance with corporate governance rules of The NASDAQ Stock Market LLC as a result of having no relationship with the Company other than (1) serving as a director and a Board of Directors committee member, (2) receiving related fees as disclosed in this proxy statement, and (3) having beneficial ownership of the Company’s Common Stock as disclosed in the section of this proxy statement entitled “Proposal 1—Election of a Class of Directors—Information Regarding Nominees and Directors.” Therefore, the Company currently has a majority of “independent directors.”

Meetings of Independent Directors

Independent directors of the Company regularly meet in executive sessions outside the presence of management. Currently, the independent directors of the Company are Dr. Biondi and Messrs. Claflin, Halliday, Mulvena, Smith, Rosenblum, and Wallace. The presiding director for these meetings is currently Mr. Claflin, who is the lead independent director. Any interested parties who wish to make their concerns known to the independent directors may avail themselves of the same procedures utilized with respect to the Company’s Audit Committee Complaint Procedures. The Audit Committee Complaint Procedures are available on the Company’s website at www.zoll.com.

Communication with the Board of Directors

If you wish to communicate with any of the Company’s directors or the Board of Directors as a group, you may do so by either (1) following the same procedures with respect to the Company’s Audit Committee Complaint Procedures (available on the Company’s website at www.zoll.com), or (2) by writing to the Board of Directors, or such individual director(s) c/o the Secretary, ZOLL Medical Corporation, 269 Mill Road, Chelmsford, Massachusetts 01824-4105.

The Company recommends that all correspondence be sent via certified U.S. mail, return receipt requested. All correspondence received by the Secretary will be forwarded promptly to the appropriate addressee(s).

Employee Code of Conduct

The Company has adopted an Employee Code of Conduct, which is available on the Company’s website at www.zoll.com and will be sent in paper form to any shareholder who submits a request to the Company’s Secretary at the address listed on page 1 of this proxy statement. The Employee Code of Conduct applies to all employees of the Company and the Board of Directors of the Company, and is meant to provide a general framework for the Company’s expectations with respect to the conduct of its employees and directors.

COMPENSATION DISCUSSION AND ANALYSIS

We provide what we believe is a competitive total compensation package to our executive management team through a combination of base salary, annual cash incentive bonuses, long-term equity incentive compensation and broad-based benefits programs.

We place significant emphasis on pay for performance-based incentive compensation, which is designed to reward our executives based on the achievement of predetermined corporate and individual goals. This Compensation Discussion and Analysis explains our compensation objectives, policies and practices with respect to our Chief Executive Officer, Chief Financial Officer, and the other three most highly compensated executive officers as determined in accordance with applicable Securities and Exchange Commission rules, which are collectively referred to as the named executive officers.

Objectives of Our Executive Compensation Programs

Our compensation programs for our named executive officers are designed to achieve the following objectives:

•	attract and retain talented and experienced executives in the highly competitive and dynamic medical device industry;

•	motivate and reward executives whose knowledge, skills and performance are critical to our success;

•	align the interests of our executives and shareholders by motivating executives to increase shareholder value and rewarding executives when shareholder value increases;

•

provide a competitive compensation package, which is weighted heavily towards pay for performance and in which a significant portion of total compensation is determined by the achievement of corporate and individual goals and the creation of shareholder value;

•	ensure fairness among the executive management team by recognizing the contributions each executive makes to our success; and

•	foster a shared commitment among executives by coordinating their corporate and individual goals.

Our Executive Compensation Programs

Our executive compensation primarily consists of base salary, annual cash incentive bonuses, long-term equity incentive compensation and broad-based benefits programs. Overall, we design our executive compensation programs to achieve the objectives described above. In particular, consistent with the significant emphasis we place on performance-based incentive compensation, long-term equity incentive compensation in the form of stock options constitutes a significant portion of our total executive compensation, and also serves as a method for retaining key employees. We also structure our annual cash incentive bonuses to be tied to the achievement of predetermined corporate financial performance goals and individual management objectives.

Within the context of the overall objectives of our compensation programs, we determined the specific amounts of compensation to be paid to each of our executives in fiscal 2009 based on a number of factors, including:

•	our understanding of the amount of compensation generally paid by similarly situated companies to their executives with similar roles and responsibilities;

•	our executives’ performance in past years in general and as measured against predetermined corporate financial performance goals and individual management objectives; and

•	the individual experience, skills, roles, and responsibilities of our executives.

Each of the primary elements of our executive compensation is discussed in detail below, including a description of the particular element and how it fits into our overall executive compensation and a discussion of the amounts of compensation paid to our named executive officers in fiscal 2009 under each of these elements. In the descriptions below, we highlight particular compensation objectives that we have designed specific elements of our executive compensation program to address; however, it should be noted that we have designed our compensation programs to complement each other and collectively serve all of our executive compensation objectives described above. Accordingly, whether or not specifically mentioned below, we believe that each element of our executive compensation program to a greater or lesser extent serves each of our objectives.

Base Salary

We pay our executives a base salary, which we review and determine annually. We believe that a competitive base salary is a necessary element of any compensation program that is designed to attract and retain talented and experienced executives. We also believe that attractive base salaries can motivate and reward executives for their overall performance. Although base salaries are established in part based on the individual executive’s experience, skills, and expected contributions during the coming year as well as his or her performance during the prior years, we do not view base salaries as primarily serving our objective of paying for performance.

In light of the extraordinary economic conditions affecting the Company’s business in fiscal 2009, and consistent with the Company’s cost-cutting initiatives, we froze the fiscal 2009 base salaries of each of our named executive officers at fiscal 2008 levels. We took this action notwithstanding our positive assessment of the performance of these executives.

Annual Cash Incentive Bonuses

Consistent with our emphasis on performance-based incentive compensation programs, our executives are eligible to receive annual cash incentive bonuses primarily based upon their performance as measured against predetermined goals and objectives established by us. Specific criteria for these bonuses are determined based on a combination of qualitative and quantitative measures, the details of which are established each year. These goals vary for each executive based on his or her responsibilities and role within the Company and include corporate financial performance measures, which may include achieving targeted corporate earnings per share growth, revenue growth, return on sales, and cash flow. Each executive will also have a number of goals tied to his or her completion of specific management objectives. Both the corporate financial performance goals and the individual management objectives are intended to require performance that should result in our meeting or exceeding our corporate financial plan. In fiscal 2009, generally 70% to 82% of the bonus potential for the named executive officers was based on the achievement of corporate financial performance goals and the balance of the bonus potential was based on the achievement of management objectives specifically set for each officer. Moreover, an additional bonus of up to 100% of the cash bonus payable on account of achieving certain of the corporate financial performance goals would be awarded for fiscal 2009 if, among other factors, our corporate net income for the year exceeded our plan by predetermined percentages.

For fiscal 2009, we established the targeted annual cash incentive bonus for Mr. Packer to equal approximately 83% of his base salary and for each of the other named executive officers the targeted bonus ranged from approximately 52% to 65% of their respective base salaries. For Mr. Packer, we set corporate financial performance goals tied to our quarterly and annual earnings per share, earnings per share growth, revenue growth, return on sales, and cash flow. For the other named executive officers, the corporate financial performance goals were based on achieving a predetermined level of earnings per share and, in the case of Mr. Rennert, the financial performance of our defibrillator business, and in the case of Messrs. Flora and Moghadam, the revenue growth and contribution of their respective sales regions. We set these corporate financial performance goals for the target amount of annual cash incentive bonuses at levels that we believe will be achieved by our executives a majority of the time. The achievement of corporate financial performance at levels above or below these target goals are intended to provide for correspondingly greater or lesser incentive payments, and are accordingly harder or easier to achieve. We set the corporate financial performance goals for bonuses in excess of the target bonus at levels that we believe will be achieved only as a result of exceptional performance. Our individual management objectives are tailored to the specific roles and responsibilities of each executive and are set at levels that we believe are achievable with strong performance by our executives.

For fiscal 2009, Mr. Packer earned $25,000 for achieving his corporate financial performance goal tied to cash flow and did not achieve any of his other corporate financial performance goals. He also earned $75,000 for satisfying specified management objectives related to progress in the LifeVest® and hypothermia businesses and efforts with respect to the Company’s quality, management, and business development initiatives. Mr. Rennert earned $50,000, which represented the portion of his corporate financial performance goals that was guaranteed in his offer letter when he joined the Company in June 2008, and $22,500 for satisfying specified management objectives. Mr. Whiton did not receive any bonus on account of his corporate financial performance goal and earned $45,000 for satisfying specified management objectives. Mr. Flora did not receive any bonus on account of his corporate financial performance goals and earned $15,000 for satisfying specified management objectives. Mr. Moghadam did not receive any bonus on account of his corporate financial performance goals and earned $20,000 for satisfying specified management objectives.

For our 2009, 2008, 2007, 2006 and 2005 fiscal years, the aggregate annual bonuses paid to the named executive officers as a percentage of their total base salaries were 17%, 70%, 82%, 78% and 16%, respectively.

Long-Term Equity Incentive Compensation

We grant long-term equity incentive awards in the form of stock options to executives as part of our total compensation package. Consistent with our emphasis on performance-based incentive compensation, these awards represent a significant portion of total executive compensation. We use long-term equity incentive awards in order to align the interests of our executives and our shareholders by providing our executives with strong incentives to increase shareholder value and a significant reward for doing so.

Stock option awards provide our executive officers with the right to purchase shares of our Common Stock at a fixed exercise price typically for a period of up to ten years, subject to continued employment with the Company. Stock options have generally vested over four years based on continued employment with the Company. We have made grants to our named executive officers generally on an annual basis. All options are granted at an exercise price equal to the closing price of our Common Stock on the date of grant. Although the Company’s policy had been to grant all of our stock options to executives as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), subject to the volume limitations contained in the Internal Revenue Code, we currently grant all of our stock options as non-qualified stock options. Generally, for stock options that do not qualify as incentive stock options, we are entitled to a tax deduction in the year in which the stock options are exercised equal to the spread between the exercise price and the fair market value of the stock for which the stock option was exercised. The holders of the stock options are generally taxed on this same amount in the year of exercise. For stock options that qualify as incentive stock options, we do not receive a tax deduction and the holder of the stock option may receive more favorable tax treatment than he or she would for a non-qualified stock option.

For fiscal 2009, we considered a number of factors in determining the stock options to be granted to our executives, including:

•	the present and expected future value of the stock option grants;

•	our understanding of the amount of equity compensation generally granted by similarly situated companies to their executives with similar roles and responsibilities; and

•	the amount and percentage of our total equity granted to our executives.

We believe that the level of stock options granted to the executives in fiscal 2009 will, during their term, constitute a significant incentive for the executives to improve our overall financial performance and thereby increase the value of our stock.

For fiscal 2009, we granted stock options to each of our named executive officers in the following amounts: Mr. Packer was granted an option to purchase 50,000 shares of our Common Stock; Mr. Rennert was granted an option to purchase 25,000 shares of our Common Stock (which represented the second half of the options called for in his offer letter); and Messrs. Whiton, Flora, and Moghadam were each granted an option to purchase 17,000 shares of our Common Stock.

Broad-Based Benefits Programs

All full-time employees, including our named executive officers, may participate in our health and welfare benefit programs, including health coverage, disability insurance, life insurance and our 401(k) plan. Consistent with our decision to freeze executive base salaries for fiscal 2009, we also excluded the named executive officers from receiving any matching contributions under the Company’s 401(k) plan for 2009.

Severance Benefits

We have agreed to provide severance benefits to our named executive officers in the event of, among other things, a change of control. These benefits are designed to promote stability and continuity of our executive management team. We believe that the interests of shareholders will be best served if the interests of our executive management team are aligned with them. We further believe that providing these benefits should eliminate, or at least reduce, the reluctance of our executive management team to pursue potential change of control transactions that may be in the best interests of shareholders.

Further analysis of payments triggered by a change of control is provided beginning on page 19 of this proxy statement.

Our Executive Compensation Process

The Compensation Committee of our Board of Directors is primarily responsible for determining the compensation for our executives. In determining executive compensation, our Compensation Committee annually reviews the performance of our Chief Executive Officer, together with each of the other executives. The Chief Executive Officer provides the Compensation Committee with his assessment of the performance of each of these executives and makes recommendations with respect to each executive’s (other than his own) appropriate base salary, annual cash incentive bonus goals, and potential payments and level of the annual stock option award. Based on this information and analysis, the Compensation Committee then makes the final determination regarding each executive’s compensation.

Section 162(m) Limitation

Section 162(m) of the Internal Revenue Code limits the tax deductibility by a corporation of compensation in excess of $1,000,000 paid to the Chief Executive Officer and any other of its three most highly compensated executive officers (other than the Chief Financial Officer). However, compensation which qualifies as “performance based” is excluded from the $1,000,000 limit. The Compensation Committee believes that our stock option grants to date meet the “performance based” criteria and are, therefore, exempt from the limitations on deductibility. The Compensation Committee presently expects that total cash compensation payable for any year to any executive will not exceed the $1,000,000 limit of Section 162(m).

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis report beginning on page 10 of this proxy statement with management. Based on that review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

The foregoing report has been furnished by the members of the Compensation Committee:

DANIEL M. MULVENA, Chairman

JAMES W. BIONDI, M.D.

LEWIS H. ROSENBLUM

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

All executive officer compensation decisions are made by the Compensation Committee. The current members of the Compensation Committee are Messrs. Mulvena and Rosenblum and Dr. Biondi, none of whom is an officer or employee of the Company. The Company is not aware of any compensation committee interlocks or relationships involving members of the Compensation Committee requiring disclosure in this proxy statement.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows, for the fiscal years ended September 27, 2009, September 28, 2008 and September 30, 2007, the compensation of the person who served as Chief Executive Officer of the Company, Chief Financial Officer of the Company, and each of the three most highly compensated executive officers of the Company, other than the Chief Executive Officer and Chief Financial Officer, whose total compensation exceeded $100,000 for the year ended September 27, 2009.

SUMMARY COMPENSATION TABLE(1)

Name and Principal Position	Year	Salary ($)	Bonus ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Richard A. Packer	2009	$400,000	$75,000	$626,247	$25,000	$3,840	$1,130,087
Chief Executive Officer	2008	$400,000	$75,000	$510,580	$230,000	$7,040	$1,222,620
	2007	$375,000	$80,000	$360,669	$345,000	$5,790	$1,166,459

A. Ernest Whiton	2009	$280,000	$45,000	$178,249	$—	$3,840	$507,089
Chief Financial Officer and	2008	$280,000	$37,000	$141,173	$105,000	$7,040	$570,213
Vice President, Administration	2007	$250,000	$33,000	$108,201	$144,000	$5,790	$540,991

Jonathan A. Rennert (6)	2009	$310,000	$22,500	$137,191	$50,000	$3,840	$523,531
President

Steven K. Flora	2009	$260,000	$15,000	$153,216	$—	$3,840	$432,056
Vice President—North	2008	$260,000	$10,000	$116,140	$220,000	$7,040	$613,180
American Sales	2007	$240,000	$12,500	$86,158	$133,000	$5,756	$477,414

Alexander N. Moghadam	2009	$220,000	$20,000	$193,471	$—	$3,840	$437,311
Vice President—International	2008	$220,000	$19,000	$170,363	$186,000	$4,293	$599,656
Operations	2007	$200,000	$7,000	$142,305	$164,300	$5,544	$519,149

(1)	We do not maintain any pension plans or non-qualified deferred compensation plans.
(2)	Bonus payments include awards to Messrs. Packer, Whiton, Rennert, Flora, and Moghadam and are based on individual management objectives as discussed in the Compensation Discussion and Analysis earlier in this proxy statement, with respect to bonus payments in 2009, in the proxy statement filed with the Securities and Exchange Commission on December 18, 2008 in connection with the 2009 Annual Meeting of Shareholders, with respect to bonus payments in 2008, and in the proxy statement filed with the Securities and Exchange Commission on December 21, 2007 in connection with the 2008 Annual Meeting of Shareholders, with respect to bonus payments in 2007. Bonus payments were accrued in the year indicated and paid in the succeeding fiscal year. Thus, the 2007 bonus was paid in fiscal 2008, the 2008 bonus was paid in fiscal 2009 and the 2009 bonus was paid in fiscal 2010.
(3)	Amounts listed reflect the dollar amount recognized for financial statement reporting purposes in accordance with FASB ASC Topic 718, Compensation – Stock Compensation relating to stock option awards and thus includes amounts from awards granted prior to fiscal years 2007, 2008 and 2009, as applicable. Information related to the financial reporting of stock options is presented in (a) Footnotes A and M to the Consolidated Financial Statements presented in our Annual Report on Form 10-K for the year ended September 27, 2009 (the “2009 10-K”); (b) Footnotes A and L to the Consolidated Financial Statements presented in our Annual Report on Form 10-K for the year ended September 28, 2008 (the “2008 10-K”); and (c) Footnotes A and L to the Consolidated Financial Statements presented in our Annual Report on Form 10-K for the year ended September 30, 2007.

(4)	Non-equity incentive plan payments include awards to Messrs. Packer, Whiton, Rennert, Flora, and Moghadam and are based on achievement of corporate financial performance goals as discussed in the Compensation Discussion and Analysis earlier in this proxy statement with respect to non-equity incentive plan payments in 2009, in the proxy statement filed with the Securities and Exchange Commission on December 18, 2008 in connection with the 2009 Annual Meeting of Shareholders, with respect to non-equity incentive plan payments in 2008, and in the proxy statement filed with the Securities and Exchange Commission on December 21, 2007 in connection with the 2008 Annual Meeting of Shareholders, with respect to non-equity incentive plan payments in 2007. Bonus payments were accrued in the year indicated and paid in the succeeding fiscal year. Thus, the 2007 non-equity incentive plan payments were paid in fiscal 2008, the 2008 non-equity incentive plan payments were paid in fiscal 2009 and the 2009 non-equity incentive plan payments were paid in fiscal 2010.
(5)	The table below shows the components of this column, which include the Company’s match for each individual’s 401(k) Plan contributions and imputed income related to life insurance benefits:

Name	Year	401(k) Match(a)		Life Insurance		Total “All Other Compensation”
Richard A. Packer	2009 2008 2007	$ $ $	3,000 6,200 4,950	$ $ $	840 840 840	$ $ $	3,840 7,040 5,790

A. Ernest Whiton	2009 2008 2007	$ $ $	3,000 6,200 4,950	$ $ $	840 840 840	$ $ $	3,840 7,040 5,790

Jonathan A. Rennert	2009		$3,000		$840		$3,840

Steven K. Flora	2009 2008 2007	$ $ $	3,000 6,200 4,950	$ $ $	840 840 806	$ $ $	3,840 7,040 5,756

Alexander N. Moghadam	2009 2008 2007	$ $ $	3,000 3,554 4,872	$ $ $	739 739 672	$ $ $	3,739 4,293 5,544

(a)	Amounts represent the Company’s match for 401(k) Plan contributions made to the executive in calendar years 2006, 2007 and 2008, as applicable. The 2009 amounts above reflect a $3,000 “cap” on the Company match. Consistent with the Company’s decision to freeze executive base salaries for fiscal 2009, the Company also excluded the named executive officers from receiving any matching contributions from the Company’s 401(k) plan for the current year.
(6)	Mr. Rennert joined the Company in June 2008 upon his appointment by the Board of Directors as President.

Grants of Plan-Based Awards

The following table contains information concerning grants of plan-based awards under the Company’s equity and non-equity incentive plans to the named executive officers during the year ended September 27, 2009.

GRANTS OF PLAN-BASED AWARDS

Name	Grant Date (1)	Estimated Possible Payouts under Non-Equity Incentive Plan Awards(2)			All Other Option Awards: Number of Securities Underlying Options (#)(3)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
		Threshold ($)	Target ($)	Maximum ($)
Richard A. Packer	11/11/2008				50,000	(5)	$22.05	$475,500
	11/11/2008	—	$230,000	—

A. Ernest Whiton	11/11/2008				17,000	(5)	$22.05	$161,670
	11/11/2008	—	$110,000	—

Jonathan A. Rennert	11/11/2008				25,000	(5)	$22.05	$237,750
	11/11/2008	—	$151,000	—

Steven K. Flora	11/11/2008				17,000	(5)	$22.05	$161,670
	11/11/2008	—	$150,000	—

Alexander N. Moghadam	11/11/2008				17,000	(5)	$22.05	$161,670
	11/11/2008	—	$100,000	—

(1)	Represents the date on which the Compensation Committee of the Board of Directors approved the grant of stock options under the 2001 Plan and target amounts under the non-equity incentive plan set forth in this table.
(2)	The amounts of these non-equity incentive plan target payments that were earned in fiscal 2009 are included in the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table above. More information regarding such payments is discussed in footnote 4 to the Summary Compensation Table and in the Compensation Discussion and Analysis earlier in this proxy statement.
(3)	Stock options granted under the 2001 Plan. Such options vest fully upon a Change of Control, as defined in the 2001 Plan.
(4)	The amounts included in this column represent the full grant date fair value of the awards computed in accordance with FASB ASC Topic 718, Compensation – Stock Compensation. Information related to the financial reporting of stock options is presented in Footnotes A and M to the Consolidated Financial Statements presented in our 2009 10-K.
(5)	The stock option vests in four equal annual installments commencing on November 11, 2009.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information with respect to the named executive officers concerning unexercised stock option awards as of September 27, 2009.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END(1)

Option Awards(2)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Richard A. Packer	150,000	0		—	$19.13	11/15/2009
	10,000	0		—	$21.47	11/27/2010
	10,000	0		—	$20.06	2/8/2011
	25,000	0		—	$19.96	4/17/2012
	9,000	0		—	$18.38	4/16/2013
	50,000	25,000	(3)	—	$11.26	11/15/2015
	50,000	50,000	(4)	—	$20.23	11/14/2016
	12,500	37,500	(7)	—	$23.05	11/14/2017
	0	50,000	(8)	—	$22.05	11/11/2018

A. Ernest Whiton	5,000	0		—	$19.96	4/17/2012
	7,000	0		—	$17.56	11/6/2012
	2,000	0		—	$17.23	2/13/2013
	7,000	0		—	$18.38	4/16/2013
	7,000	0		—	$17.27	7/16/2013
	4,500	0		—	$15.80	4/16/2014
	4,500	0		—	$15.79	7/21/2014
	4,500	0		—	$16.52	11/9/2014
	4,500	0		—	$16.64	2/8/2015
	22,500	7,500	(3)	—	$11.26	11/15/2015
	15,000	15,000	(4)	—	$20.23	11/14/2016
	2,500	7,500	(7)	—	$23.05	11/14/2017
	0	17,000	(8)	—	$22.05	11/11/2018

Jonathan A. Rennert	6,250	18,750	(9)	—	$33.67	7/21/2018
	0	25,000	(8)	—	$22.05	11/11/2018

Steven K. Flora	5,000	0		—	$21.47	11/27/2010
	5,000	0		—	$20.06	2/8/2011
	5,000	0		—	$19.96	4/17/2012
	4,500	0		—	$18.38	4/16/2013
	7,500	7,500	(3)	—	$11.26	11/15/2015
	10,000	10,000	(4)	—	$20.23	11/14/2016
	2,500	7,500	(7)	—	$23.05	11/14/2017
	0	17,000	(8)	—	$22.05	11/11/2018

Alexander N. Moghadam	15,000	0		—	$16.64	2/8/2015
	15,000	0		—	$12.00	4/22/2015
	15,000	0		—	$13.03	7/21/2015
	18,750	6,250	(3)	—	$11.26	11/15/2015
	10,000	10,000	(4)	—	$20.23	11/14/2016
	3,750	11,250	(7)	—	$23.05	11/14/2017
	0	17,000	(8)	—	$22.05	11/11/2018

(1)	The number of securities underlying options awards granted on or prior to February 12, 2007, and the exercise price per share of such awards, have been adjusted to reflect the Company’s two-for-one stock split, which was effective February 12, 2007.
(2)	None of the named executive officers have been granted stock awards.
(3)	The option vests in four equal annual installments commencing on November 15, 2006.
(4)	The option vests in four equal annual installments commencing on November 14, 2007.
(5)	The option vests in four equal annual installments commencing on April 22, 2006.
(6)	The option vests in four equal annual installments commencing on July 21, 2006.
(7)	The option vests in four equal annual installments commencing on November 14, 2008.
(8)	The option vests in four equal annual installments commencing on November 11, 2009.
(9)	The option vests in four equal annual installments commencing on July 21, 2009.

Option Exercises and Stock Vested

As set forth in the in the following table, none of the named executive officers exercised any stock options during the year ended September 27, 2009. None of the named executive officers listed in the table below have stock awards.

OPTION EXERCISES AND STOCK VESTED

Option Awards
Named Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Richard A. Packer	—	—

A. Ernest Whiton	—	—

Jonathan A. Rennert	—	—

Steven K. Flora	—	—

Alexander N. Moghadam	—	—

Potential Payments Upon Termination or Change of Control

The named executive officers are entitled to certain compensation in the event of termination of their employment. This section is intended to discuss these post-employment payments, assuming separation from employment on September 25, 2009, the last business day of the 2009 fiscal year, on the terms currently in effect between the named executive officers and us.

Employment Agreement with Richard A. Packer

We have an employment agreement with Mr. Packer, dated July 19, 1996 and amended on November 17, 2008 (the “Employment Agreement”). Under the Employment Agreement, if we terminate Mr. Packer’s employment without Cause, as defined in the Employment Agreement, following a 30 day notice period:

•

we will continue to pay Mr. Packer his base salary, in effect at the time of the termination, for a period of 12-months in installments commencing on the first pay date on or immediately after the 30-day notice period of Mr. Packer’s termination;

•	we will provide Mr. Packer with reasonable and customary outplacement services for the shorter of (a) the 12-month period following termination, or (b) until Mr. Packer accepts a new position; and

•	any stock options held by Mr. Packer will continue to vest over the 12-month period following his termination, as if Mr. Packer were still employed by the Company.

Furthermore, the Employment Agreement provides that all of Mr. Packer’s stock options will fully vest upon the occurrence of a Change of Control, as defined in the 1992 Stock Option Plan.

For example, if Mr. Packer had been terminated without Cause on September 25, 2009, the last business day of the fiscal year, Mr. Packer would have been entitled to severance in the amount of $400,000, reasonable and customary outplacement services of $25,000, assuming that Mr. Packer received such services for a 12-month period, and an incremental value of $270,750 attributable to gains realized for the continued vesting of his unvested stock options based on the closing price of the Common Stock of $21.16 on September 25, 2009.

The Employment Agreement requires a six-month delay to the payment of severance to Mr. Packer to the extent required by Section 409A of the Internal Revenue Code to avoid the imposition of a 20% excise tax. If a six-month delay is required, the initial payment to the executive will include a catch-up amount covering amounts that would otherwise have been paid during the six-month period.

The Employment Agreement also contains a provision that generally prevents Mr. Packer from competing with us or attempting to hire our employees for three years following Mr. Packer’s termination of employment for any reason.

Severance Agreements

In addition to the Employment Agreement with Mr. Packer, we have also entered into a Senior Executive Severance Agreement with Mr. Packer, dated January 21, 2000 and amended November 17, 2008; an Amended and Restated Executive Severance Agreement with Mr. Whiton, dated April 1, 2002 and amended November 11, 2008; and Executive Severance Agreements with each of Messrs. Rennert, dated November 11, 2008; Flora, dated May 6, 2002 and amended December 1, 2008; and Moghadam, dated August 10, 2005 and amended November 11, 2008 (each a “Severance Agreement” and collectively, the “Severance Agreements”). The Severance Agreements provide for certain payments to be made to each of Messrs. Packer, Whiton, Rennert, Flora, and Moghadam in connection with a termination of employment following a Change of Control, as defined in each Severance Agreement.

Severance Agreement with Mr. Packer

If, within 36 months after a Change of Control (as defined in the Severance Agreement), Mr. Packer is terminated by the Company for any reason, or if Mr. Packer terminates his employment for any reason, Mr. Packer is entitled to:

•

a lump sum payment equal to two and one-half times the sum of: (a) Mr. Packer’s salary in effect immediately prior to such termination of employment or the Change of Control (whichever is greater), and (b) Mr. Packer’s most recently paid bonus;

•	continued health and dental insurance coverage for 30 months following termination; and

•	reasonable legal and arbitration fees and expenses incurred by Mr. Packer in enforcing his Severance Agreement.

If, following a Change of Control of the Company, Mr. Packer becomes subject to excise taxes pursuant to Section 4999 of the Internal Revenue Code, the Company will reimburse Mr. Packer for all excise taxes that are imposed pursuant to Section 4999 as well as any income and excise taxes that are payable by Mr. Packer as a result of any such reimbursements for Section 4999 excise taxes.

Mr. Packer’s Severance Agreement requires a six-month delay to the payment of severance to Mr. Packer to the extent required by Section 409A of the Internal Revenue Code to avoid the imposition of a 20% excise tax. If a six-month delay is required, the initial payment to the executive will include a catch-up amount covering amounts that would otherwise have been paid during the six-month period.

Mr. Packer’s Severance Agreement will terminate upon the earlier of (a) the termination of Mr. Packer’s employment prior to a Change of Control; (b) a termination of Mr. Packer’s employment that does not qualify him for the severance benefits set forth above following a Change of Control; or (c) 36 months following a Change of Control.

Severance Agreement with Messrs. Whiton and Rennert

If, within 18 months after a Change of Control (as defined in each Severance Agreement), the applicable executive’s employment terminates in connection with a Terminating Event (defined in the Severance

Agreement generally to mean (a) the Company’s termination of the applicable executive’s employment for any reason other than certain enumerated reasons, such as willful dishonesty, conviction of a crime, or failure to perform his duties to the Company, or (b) the applicable executive’s termination of his employment for any reason), the applicable executive is entitled to:

•

a lump sum payment equal to two times the sum of (a) the executive’s salary in effect immediately prior to the Terminating Event or Change of Control (whichever is greater), and (b) the average amount of the bonuses paid to the executive over the prior three years;

•	continued health and dental insurance coverage for 18 months following termination; and

•	reasonable legal and arbitration fees and expenses incurred by the executive in enforcing his Severance Agreement.

If following a Change of Control of the Company, Mr. Whiton or Mr. Rennert becomes subject to excise taxes pursuant to Section 4999 of the Internal Revenue Code, the severance payments will be reduced (but not below zero) so that the payments will not trigger the excise tax, unless the executive would receive greater benefit through the receipt of all severance payments and benefits described above following the payment of all the applicable excise taxes payable under such section.

The Severance Agreements with Messrs. Whiton and Rennert each require a six-month delay to the payment of severance to the extent required by Section 409A of the Internal Revenue Code to avoid the imposition of a 20% excise tax. If a six-month delay is required, the initial payment to the executive will include a catch-up amount covering amounts that would otherwise have been paid during the six-month period.

The Company’s Severance Agreements with Messrs. Whiton and Rennert will each terminate upon the earliest of (a) termination of the executive’s employment prior to a Change of Control, (b) a termination of the executive’s employment after a Change of Control that does not constitute a Terminating Event or (c) 18 months following a Change of Control.

Severance Agreements with each of Messrs. Flora and Moghadam

The Severance Agreements with each of Messrs. Flora and Moghadam provide that if, within 18 months after a Change of Control (as defined in each Severance Agreement), the applicable executive’s employment terminates in connection with a Terminating Event (defined in each Severance Agreement generally to mean (a) the Company’s termination of an executive’s employment for any reason other than certain enumerated reasons, such as willful dishonesty, conviction of a crime, or failure to perform the executive’s duties to the Company, or (b) the Executive’s termination of his employment for Good Reason, as defined in each executive’s respective Severance Agreement), the applicable executive is entitled to:

•

a lump sum payment equal to one and one-half times the sum of (a) the executive’s salary in effect immediately prior to the Terminating Event or Change of Control (whichever is greater), and (b) the average amount of the bonuses paid to the executive over the prior three years;

•	continued health and dental insurance coverage for 18 months following termination; and

•	reasonable legal and arbitration fees and expenses incurred by such executive in enforcing his Severance Agreement.

If, following a Change of Control of the Company, Messrs. Flora or Moghadam becomes subject to excise taxes pursuant to Section 4999 of the Internal Revenue Code, the severance payments will be reduced (but not below zero) so that the payments will not trigger the excise tax, unless the executive would receive a greater benefit through the receipt of all severance payments and benefits described above, following the executive’s payment of all applicable excise taxes payable pursuant to such section.

The Severance Agreements with Messrs. Flora and Moghadam each require a six-month delay to the payment of severance to the extent required by Section 409A of the Internal Revenue Code to avoid the imposition of a 20% excise tax. If a six-month delay is required, the initial payment to the executive will include a catch-up amount covering amounts that would otherwise have been paid during the six-month period.

The Company’s Severance Agreements with Messrs. Flora and Moghadam will each terminate upon the earliest of (a) termination of the executive’s employment prior to a Change of Control, (b) a termination of the executive’s employment after a Change of Control that does not constitute a Terminating Event or (c) 18 months following a Change of Control.

Acceleration of Options upon a Change of Control

Each of the Company’s stock option plans provides that, upon a Change of Control, as defined in the applicable plan, or a Sale Event as defined in the 2001 and 2006 Plans, each stock option will fully vest and the conditions and restrictions on any restricted stock award will be removed. For example, if a Change of Control had occurred on September 25, 2009, the last business day of the fiscal year, Messrs. Packer, Whiton, Rennert, Flora and Moghadam would have been received incremental values of $294,000, $88,200, $0, $83,550 and $71,175, respectively, attributable to gains realized for the continued vesting of their unvested stock options based on the closing price of the Common Stock of $21.16 on September 25, 2009.

The following table outlines certain post-employment payments following a Change of Control of the Company that would be made, assuming separation from the Company and a Change of Control of the Company on September 25, 2009, the last business day of the 2009 fiscal year:

	Following a Change of Control
Payments and Benefits	Involuntary Termination by the Company Without Cause		Termination by the Executive for Good Reason
Richard A. Packer
Severance	$2,162,500	(1)(2)	$1,762,500	(2)
Vesting of Stock Option Awards	$294,000	(3)	$294,000	(3)
Other Benefits	$69,437	(4)	$44,437	(5)
Tax Gross-Up	$0		$0
Total	$2,525,937	(6)	$2,100,937	(7)

A. Ernest Whiton
Severance	$861,667	(8)	$861,667	(8)
Vesting of Stock Option Awards	$88,200	(9)	$88,200	(9)
Other Benefits	$26,662	(10)	$26,662	(10)
Tax Gross-Up	$0		$0
Total	$976,529		$976,529	(11)

Jonathan A. Rennert
Severance	$720,750	(8)	$720,750	(8)
Vesting of Stock Option Awards	$0	(12)	$0	(12)
Other Benefits	$26,662	(10)	$26,662	(10)
Tax Gross-Up	$0		$0
Total	$747,412		$747,412	(13)

Steven K. Flora
Severance	$668,000	(14)	$668,000	(14)
Vesting of Stock Option Awards	$83,550	(15)	$83,550	(15)
Other Benefits	$26,662	(10)	$26,662	(10)
Tax Gross-Up	$0		$0
Total	$778,212		$778,212

Alexander N. Moghadam
Severance	$574,988	(14)	$574,988	(14)
Vesting of Stock Option Awards	$71,175	(16)	$71,175	(16)
Other Benefits	$26,662	(10)	$26,662	(10)
Tax Gross-Up	$0		$0
Total	$672,825		$672,825

(1)	The Company will continue to pay Mr. Packer his base salary in effect at the time of termination for a period of 12 months following Mr. Packer’s termination without Cause following a 30 day notice period, as if Mr. Packer had continued to be employed by the Company.
(2)	Mr. Packer is entitled to two and one-half times the sum of: (a) Mr. Packer’s salary in effect immediately prior to the termination of his employment or the Change of Control (whichever is greater), and (b) Mr. Packer’s most recently paid bonus. For purposes of this calculation, we have assumed that the terminating event and the Change of Control both occurred on September 25, 2009.

(3)	Upon a Change of Control, Mr. Packer’s unvested stock options will fully vest, resulting in an incremental value of $294,000, attributable to gains realized for the acceleration of his unvested stock options as of September 25, 2009. All values have been calculated using the closing price of $21.16 on September 25, 2009, the last trading day of the 2009 fiscal year.
(4)	This represents: (a) $25,000 for reasonable and customary outplacement services for the 12-month period following Mr. Packer’s termination without cause prior to a Change of Control, assuming that Mr. Packer received such services for the entire 12-month period; and (b) $44,437, the value of continuing Mr. Packer’s health and dental insurance coverage for 30 months following termination of his employment.
(5)	This represents the value of continuing Mr. Packer’s health and dental insurance coverage for 30 months following termination of his employment.
(6)	The Severance Agreement between the Company and Mr. Packer does not distinguish between termination by the Company of Mr. Packer’s employment with or without cause. The Employment Agreement between the Company and Mr. Packer entitles Mr. Packer to receive his base salary then in effect and reasonable and customary outplacement services for a period of 12 months only upon a termination of Mr. Packer’s employment without cause. The amount shown reflects the amount that Mr. Packer would receive if his employment were terminated by the Company without cause following a Change of Control on September 25, 2009. If Mr. Packer were terminated by the Company for any reason other than without cause following a Change of Control on September 25, 2009, Mr. Packer would have received the amount shown less his base salary of $400,000 and less reasonable and customary outplacement services in the amount of $25,000, which would have resulted in his having received approximately $2,100,937.
(7)	The Severance Agreement between the Company and Mr. Packer does not distinguish between termination by Mr. Packer of his employment for any reason or for good reason. Following a Change of Control, if Mr. Packer terminates his employment for any reason (including for good reason), Mr. Packer will receive the amount shown.
(8)	The executive is entitled to two times the sum of (a) the executive’s salary in effect immediately prior to the Terminating Event or Change of Control (whichever is greater), and (b) the average amount of the bonuses paid to the executive over the prior three years. For purposes of this calculation, we have assumed that the Terminating Event and the Change of Control both occurred on September 25, 2009.
(9)	Upon a Change of Control, Mr. Whiton’s unvested stock options will fully vest, resulting in an incremental value of $88,200, attributable to gains realized for the acceleration of his unvested stock options as of September 25, 2009. All values have been calculated using the closing price of $21.16 on September 25, 2009, the last trading day of the 2009 fiscal year.
(10)	This represents the value of continuing the executive’s health and dental insurance coverage for 18 months following termination of his employment.
(11)	The Severance Agreement between the Company and Mr. Whiton does not distinguish between termination by Mr. Whiton of his employment for any reason or for good reason. Following a Change of Control, if Mr. Whiton terminates his employment for any reason (with or without good reason), Mr. Whiton will receive the amount shown.
(12)	Upon a Change of Control, Mr. Rennert’s unvested stock options will fully vest, resulting in no incremental value based on the closing price of $21.16 on September 25, 2009, the last trading day of the 2009 fiscal year. As of September 25, 2009, the exercise prices of Mr. Rennert’s unvested stock options were above the closing price of $21.16.
(13)	The Severance Agreement between the Company and Mr. Rennert does not distinguish between termination by Mr. Rennert of his employment for any reason or for good reason. Following a Change of Control, if Mr. Rennert terminates his employment for any reason (with or without good reason), Mr. Rennert will receive the amount shown.
(14)	The executive is entitled to one and one-half times the sum of (a) the executive’s salary in effect immediately prior to the Terminating Event or Change of Control (whichever is greater), and (b) the average amount of the bonuses paid to the executive over the prior three years. For purposes of these calculations, we have assumed that the Terminating Event and the Change of Control both occurred on September 25, 2009.

(15)	Upon a Change of Control, Mr. Flora’s unvested stock options will fully vest, resulting in an incremental value of $83,550, attributable to gains realized for the acceleration of his unvested stock options as of September 25, 2009. All values have been calculated using the closing price of $21.16 on September 25, 2009, the last trading day of the 2009 fiscal year.
(16)	Upon a Change of Control, Mr. Moghadam’s unvested stock options will fully vest, resulting in an incremental value of $71,175, attributable to gains realized for the acceleration of his unvested stock options as of September 25, 2009. All values have been calculated using the closing price of $21.16 on September 25, 2009, the last trading day of the 2009 fiscal year.

The amounts shown in the above table do not include payments and benefits to the extent they have been earned prior to the termination of employment or are provided on a non-discriminatory basis generally to salaried employees upon termination of employment. Such payments and benefits include accrued salary and vacation pay.

DIRECTOR COMPENSATION

Beginning in calendar 2006, non-employee directors of the Company receive: (a) a $22,000 annual retainer, payable quarterly, (b) a $4,000 annual retainer for the Chairman of each of the Compensation Committee and the Nominating and Corporate Governance Committee, payable quarterly, (c) a $6,000 annual retainer for the Audit Committee Chairman, payable quarterly, (d) a $2,000 meeting fee for each Board of Directors meeting attended, (e) a $750 meeting fee for each Compensation Committee and Nominating and Corporate Governance Committee meeting attended, (f) a $1,000 meeting fee for each Audit Committee meeting attended, and (g) a $500 meeting fee for participation in each telephonic meeting of the Board or a Committee of the Board. In addition, non-employee directors are eligible to receive awards of options to purchase shares of the Company’s Common Stock under the 2006 Plan. The Company also reimburses the non-employee directors for reasonable expenses incurred in connection with their attendance at Board meetings.

Non-Employee Directors’ Stock Option Plan

The Company’s Non-Employee Directors’ Stock Option Plan, which was adopted in April 1996 and expired in April 2006, provided that each director of the Company who was not also an employee of the Company would be granted an option to purchase 20,000 shares of the Common Stock (as adjusted for the Company’s two-for-one stock split, effective as of February 12, 2007). Each non-employee director of the Company who served in such position on April 23, 1996, the effective date of the plan, received an option grant as of that date. Each non-employee director who was first elected to the Board of Directors after that date was automatically granted an option to purchase 20,000 shares of Common Stock on the date such person was initially elected to the Board of Directors (as adjusted for the Company’s two-for-one stock split, effective as of February 12, 2007). The exercise price of options granted under the plan was equal to the fair market value of the Common Stock on the date of grant. All options granted under the plan vest in four equal annual installments beginning on the first anniversary of the date of grant. Additionally, all options granted under the plan vest fully upon a change of control, as described in the plan.

Amended and Restated 2006 Non-Employee Director Stock Option Plan

The 2006 Plan, which was approved by the Company’s shareholders on January 25, 2006, provides that each eligible director who is first elected to the Board of Directors receives a non-qualified option to purchase 20,000 shares of Common Stock upon election to the Board of Directors. Incentive stock options may not be granted under the 2006 Plan. The Board of Directors may also grant, from time to time, additional options to non-employee directors. All options granted under the 2006 Plan vest in four equal annual installments over a four-year period beginning on the first anniversary of the date of grant. The exercise price of the options granted to eligible directors is the fair market value of the Common Stock on the date of grant. Generally, options expire ten years from the grant date. Additionally, all options granted under the 2006 Plan vest fully upon a change of control, as described in the plan.

On November 11, 2008, the Company awarded to each of its non-employee directors a non-qualified stock option to purchase 2,000 shares of Common Stock pursuant to the 2006 Plan. The exercise price of each stock option is $22.05 per share (the closing price of the Common Stock on the date of grant).

Director Summary Compensation Table

The table below summarizes the compensation paid to non-employee directors for the fiscal year ended September 27, 2009. Directors who are employees receive no additional compensation for Board service.

DIRECTOR COMPENSATION(1)(2)

Name	Fees Earned or Paid in Cash ($)(3)	Option Awards ($)(4)	Other Compensation ($)(5)	Total ($)
James W. Biondi, M.D.	$33,000	$25,900	$11,760	$70,660
Thomas M. Claflin, II	$35,500	$25,900	$11,760	$73,160
Robert J. Halliday	$35,000	$25,900	$11,760	$72,660
Daniel M. Mulvena	$37,500	$25,900	$11,760	$75,160
Benson F. Smith	$41,500	$25,900	$11,760	$79,160
Lewis H. Rosenblum	$33,000	$71,714	$0	$104,714
John J. Wallace	$35,500	$73,167	$0	$108,667

(1)	Mr. Packer, our Chief Executive Officer, is not included in this table as he is an employee of the Company and receives no compensation for his services as a director. The compensation received by Mr. Packer as an employee of the Company is shown in the Summary Compensation Table.
(2)	We do not maintain any non-equity incentive plans, pension plans, or non-qualified deferred compensation plans for the benefit of our directors. No directors received any other compensation other than what is listed above.
(3)	Total reflects fees and retainers earned.
(4)	Amounts listed reflect the dollar amount recognized for financial statement reporting purposes in fiscal year 2009 in accordance with FASB ASC Topic 718, Compensation – Stock Compensation relating to stock option awards and thus includes amounts from awards granted prior to fiscal year 2009. Information related to the financial reporting of stock options is presented in Footnotes A and M to the Consolidated Financial Statements presented in our 2009 10-K.
(5)	Assuming a Change of Control of the Company on September 25, 2009, the last trading day of the 2009 fiscal year, the directors’ stock options would have fully vested, as described in the Company’s 2006 Plan and Non-Employee Director Stock Option Plan. The amounts listed reflect the incremental value attributable to gain realized upon the acceleration of the unvested stock option grants that would have vested upon the Change of Control of the Company and have not actually been received by the directors. All values have been calculated using the closing price of $21.16 on September 25, 2009, the last trading day of the 2009 fiscal year.

The following table sets forth information with respect to the directors concerning outstanding stock option awards as of September 27, 2009.

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) (Exerciseable)	Number of Securities Underlying Unexercised Options (#) (Unexerciseable)		Option Exercise Price ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(1)
James W. Biondi, M.D.	11/6/2002	2,000	0		$17.56	$22,120
	11/9/2004	2,000	0		$16.52	$19,440
	11/15/2005	3,000	1,000	(2)	$11.26	$23,620
	11/14/2006	2,000	2,000	(3)	$20.23	$42,160
	11/14/2007	500	1,500	(4)	$23.05	$22,920
	11/11/2008	0	2,000	(6)	$22.05	$23,080

Thomas M. Claflin, II	11/6/2002	2,000	0		$17.56	$22,120
	11/9/2004	2,000	0		$16.52	$19,440
	11/15/2005	3,000	1,000	(2)	$11.26	$23,620
	11/14/2006	2,000	2,000	(3)	$20.23	$42,160
	11/14/2007	500	1,500	(4)	$23.05	$22,920
	11/11/2008	0	2,000	(6)	$22.05	$23,080

Robert J. Halliday	7/16/2003	20,000	0		$17.27	$207,800
	11/9/2004	2,000	0		$16.52	$19,440
	11/15/2005	3,000	1,000	(2)	$11.26	$23,620
	11/14/2006	2,000	2,000	(3)	$20.23	$42,160
	11/14/2007	500	1,500	(4)	$23.05	$22,920
	11/11/2008	0	2,000	(6)	$22.05	$23,080

Daniel M. Mulvena	11/6/2002	2,000	0		$17.56	$22,120
	11/9/2004	2,000	0		$16.52	$19,440
	11/15/2005	3,000	1,000	(2)	$11.26	$23,620
	11/14/2006	2,000	2,000	(3)	$20.23	$42,160
	11/14/2007	500	1,500	(4)	$23.05	$22,920
	11/11/2008	0	2,000	(6)	$22.05	$23,080

Lewis H. Rosenblum	1/28/2008	5,000	15,000	(5)	$26.90	$281,600
	11/11/2008	0	2,000	(6)	$22.05	$23,080

Benson F. Smith	2/8/2000	20,000	0		$17.56	$93,859
	11/6/2002	2,000	0		$17.56	$22,120
	11/9/2004	2,000	0		$16.52	$19,440
	11/15/2005	3,000	1,000	(2)	$11.26	$23,620
	11/14/2006	2,000	2,000	(3)	$20.23	$42,160
	11/14/2007	500	1,500	(4)	$23.05	$22,920
	11/11/2008	0	2,000	(6)	$22.05	$23,080

John J. Wallace	4/27/2007	10,000	10,000	(7)	$25.51	$264,800
	11/14/2007	500	1,500	(4)	$23.05	$22,920
	11/11/2008	0	2,000	(6)	$22.05	$23,080

(1)	The amounts included in this column represent the full grant date fair value of the option awards computed in accordance with FASB ASC Topic 718, Compensation – Stock Compensation. Information related to the financial reporting of stock options is presented in Footnotes A and M to the Consolidated Financial Statements presented in our 2009 10-K.
(2)	The option vests in four equal annual installments commencing on November 15, 2006.
(3)	The option vests in four equal annual installments commencing on November 14, 2006.

(4)	The option vests in four equal annual installments commencing on November 14, 2008.
(5)	The option vests in four equal annual installments commencing on January 28, 2009.
(6)	The option vests in four equal annual installments commencing on November 11, 2009.
(7)	The option vests in four equal annual installments commencing on April 27, 2008.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has:

•	Reviewed and discussed the audited financial statements with management.

•

Discussed with the independent registered public accounting firm, BDO Seidman, LLP, the matters required to be discussed by Statement on Auditing Standards (“SAS”) No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

•

Received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm its independence.

•

Based on the review and discussions above, recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee

BENSON F. SMITH, Chairman

ROBERT J. HALLIDAY

JOHN J. WALLACE

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected the accounting firm of BDO Seidman, LLP to serve as its independent registered public accounting firm for the 2010 fiscal year. BDO Seidman, LLP has served as the Company’s independent registered public accounting firm since June 23, 2008. A representative of BDO Seidman, LLP will be present at the Annual Meeting, will be given the opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions.

Ernst & Young LLP served as the Company’s independent registered public accounting firm from 1984 until its dismissal by the Audit Committee of the Board of Directors on June 23, 2008. The reports of Ernst & Young LLP on the Company’s financial statements for the 2006 and 2007 fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except as follows: Ernst & Young LLP’s report on the consolidated financial statements of the Company as of and for the years ended September 30, 2007 and October 1, 2006 contained a separate paragraph stating that “As discussed in Note A to the consolidated statements, effective October 2, 2005, the Company adopted Statement of Financial Accounting Standards No. 123R, “Share-Based Payments” using the modified-prospective transition method.”

During the 2006 and 2007 fiscal years and through June 23, 2008, there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Ernst & Young LLP would have caused it to make reference to the subject matter of such disagreements in their reports on the financial statements for such years. During the 2006 and 2007 fiscal years and through June 23, 2008, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K).

During the 2006 and 2007 fiscal years and through June 23, 2008, the Company did not consult with BDO Seidman, LLP regarding (a) the application of accounting principles to a specified transaction or transactions, either completed or proposed, or the type of audit opinion BDO Seidman, LLP might render on the Company’s financial statements, or (b) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to that item, or a “reportable event” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Audit Fees

During fiscal 2009, the aggregate fees and expenses billed by BDO Seidman, LLP for the audit of the Company’s annual financial statements, review of the Company’s quarterly financial statements, internal control reporting, statutory filings and services related to registration statements totaled $870,000. During fiscal 2008, the aggregate fees and expenses billed for professional services rendered by BDO Seidman, LLP for the audit of the Company’s annual financial statements, the review of the Company’s quarterly financial statements, internal control reporting and statutory filings totaled $723,000, and the aggregate fees and expenses billed for professional services rendered by Ernst & Young LLP for the review of the Company’s quarterly financial statements, internal control reporting, statutory filings and services related to registration statements totaled $136,000.

Audit-Related Fees

During fiscal 2009, the aggregate fees and expenses billed by BDO Seidman, LLP related to services for accounting consultations totaled $9,100. During fiscal 2008, the aggregate fees and expenses billed by BDO Seidman, LLP related to such services totaled $19,000, and the aggregate fees and expenses billed by Ernst & Young LLP related to such services totaled $83,000.

Tax Fees

During fiscal 2009, there were no fees and expenses billed for professional services rendered by BDO Seidman, LLP for tax compliance, tax advice, and tax planning services. During fiscal 2008, the aggregate fees and expenses billed for professional services rendered by Ernst & Young LLP for such services totaled $120,000. BDO Seidman, LLP was not engaged to provide tax services to the Company during fiscal 2008.

All Other Fees

During fiscal 2009, there were no fees and expenses billed for professional services rendered by BDO Seidman, LLP to the Company not covered in the three preceding paragraphs. During fiscal 2008, there were no fees and expenses billed for professional services rendered by BDO Seidman, LLP or Ernst & Young LLP to the Company not covered in the three preceding paragraphs.

The Audit Committee must pre-approve all audit and permitted non-audit services to be provided by the Company’s independent registered public accounting firm unless an exception to such pre-approval exists under the Exchange Act or the rules of the Securities and Exchange Commission. Each year, the Audit Committee approves the appointment of the independent registered public accounting firm to audit the Company’s financial statements, including the associated fee. All of the services described in the four preceding paragraphs were approved by the Audit Committee. The Audit Committee has considered whether the provision of such services, including non-audit services, by BDO Seidman, LLP or Ernst & Young LLP, as applicable, is compatible with maintaining BDO Seidman, LLP’s or Ernst & Young LLP’s independence, as applicable, and has concluded that it is.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Raymond C. Zemlin, the Assistant Secretary of the Company, is a partner in the law firm of Goodwin Procter LLP, outside counsel to the Company.

Pursuant to the Audit Committee Charter, as amended, all related party transactions are reviewed on an ongoing basis by the Audit Committee and all such transactions must be approved by the Audit Committee. The term “related party” includes: directors, director nominees, executive officers, 5% shareholders and their respective immediate family members and other persons sharing their households and generally covers related person transactions that meet the minimum threshold for disclosure under relevant Securities and Exchange Commission rules. Such related person transactions generally involve amounts exceeding $120,000. The purpose of the review is to determine that such transactions are conducted on terms not materially less favorable than what would be usual and customary in transactions between unrelated persons and, in the case of transactions involving directors, to determine whether such transactions affect the independence of a director in accordance with the relevant rules and standards issued by the Securities and Exchange Commission and The NASDAQ Stock Market LLC.

The Company’s Director of Governance (a member of the Company’s finance and accounting staff), in consultation with the Company’s legal department, identifies any potential related party transactions and if he determines that a transaction constitutes a related person transaction, provides relevant details to the Audit Committee. The Audit Committee reviews relevant information concerning any proposed transaction contemplated by the Company with an individual or entity that is the subject of a disclosed relationship, and approves or disapproves the transaction, with or without conditions.

During the 2009 fiscal year, the Company was not a participant in any related party transactions that required disclosure under this heading.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership of, and transactions in, the Company’s securities with the Securities and Exchange Commission and the NASDAQ Stock Market LLC. Such directors, executive officers, and 10% shareholders are also required to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon a review of reports furnished to the Company, and on written representations from certain reporting persons, the Company believes that, with respect to the fiscal year ended September 27, 2009, each director, executive officer, and 10% shareholder of the Company’s securities made timely filings of all reports required by Section 16 of the Exchange Act.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL

YEAR ENDING OCTOBER 3, 2010

The Audit Committee of the Board of Directors of the Company has selected the accounting firm of BDO Seidman, LLP to serve as the independent registered public accounting firm of the Company for the fiscal year ending October 3, 2010. BDO Seidman, LLP has served as the Company’s independent registered public accounting firm since June 23, 2008. BDO Seidman, LLP is considered by management of the Company to be well qualified. A representative of BDO Seidman, LLP will be present at the Annual Meeting, will be given the opportunity to make a statement if he or she desires, and will be available to respond to appropriate questions.

Although the Company is not required to submit the ratification of the selection of its independent registered public accounting firm to a vote of shareholders, the Audit Committee of the Board of Directors believes that it is sound policy to do so. In the event that the majority of the votes cast are against the selection of BDO Seidman, LLP, the Audit Committee will consider the vote and the reasons for it in future decisions on the selection of independent registered public accounting firms. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different registered public accounting firm if the Audit Committee believes that such a change would be in the best interests of the Company and its shareholders.

Vote Required For Approval

The ratification of the selection of BDO Seidman, LLP as the Company’s independent registered public accounting firm for the fiscal year ending October 3, 2010 requires that a majority of the shares voting on such proposal vote FOR such ratification.

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF BDO SEIDMAN, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING OCTOBER 3, 2010.

OTHER MATTERS

Principal and Management Shareholders

Unless otherwise indicated, the following table presents information regarding beneficial ownership of the Company’s Common Stock as of December 11, 2009 by (a) each of the named executive officers, and (b) the persons or entities believed by the Company to be beneficial owners of more than 5% of the Company’s Common Stock based on certain filings made under Section 13 of the Exchange Act. All such information was provided by the shareholders listed and reflects their beneficial ownership as of the dates specified in the footnotes to the table. Unless otherwise indicated, the address for the individuals below is the Company’s address.

Name and Address of Beneficial Owner	No. of Shares Beneficially Owned (1)(2)	Percent of Class
Richard A. Packer(3)	288,850	1.4%
A. Ernest Whiton(4)	107,750	*
Jonathan A. Rennert(5)	12,500	*
Alexander N. Moghadam(6)	96,750	*
Steven K. Flora(7)	17,250	*

Capital Research Global Investors(8)	1,495,470	7.0%
333 South Hope Street
Los Angeles, CA 90071

Renaissance Technologies LLC(9)	1,216,646	5.7%
800 Third Avenue
New York, NY 10022

Barclays Global Investors, N.A. and related entities(10)	1,575,913	7.4%
400 Howard Street
San Francisco, CA 94105

*	Less than 1%.
(1)	The shareholders named in this table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to the information contained in the other footnotes to this table.
(2)	The Company’s calculation of the percentage of shares beneficially owned by the shareholders in this table is based upon the number of shares of Common Stock outstanding as of December 11, 2009 (21,322,278), plus for each listed beneficial owner, any shares of Common Stock that the listed beneficial owner has the right to acquire within 60 days of December 11, 2009. The number of shares beneficially owned by holders of 5% or more of the Company’s voting securities is based on the applicable filings with the Securities and Exchange Commission.
(3)	Includes 241,500 shares of Common Stock issuable upon exercise of options to purchase Common Stock, which are exercisable within 60 days of December 11, 2009. Does not include 147,500 shares of Common Stock issuable upon exercise of options to purchase Common Stock, which are not exercisable within 60 days of December 11, 2009.
(4)	Represents 107,750 shares of Common Stock issuable upon exercise of options, which are exercisable within 60 days of December 11, 2009. Does not include options to purchase 40,250 shares of Common Stock, which are not exercisable within 60 days of December 11, 2009.
(5)	Represents 12,500 shares of Common Stock issuable upon exercise of options, which are exercisable within 60 days of December 11, 2009. Does not include options to purchase 57,500 shares of Common Stock, which are not exercisable within 60 days of December 11, 2009.
(6)	Represents 96,750 shares of Common Stock issuable upon exercise of options, which are exercisable within 60 days of December 11, 2009. Does not include options to purchase 40,250 shares of Common Stock, which are not exercisable within 60 days of December 11, 2009.
(7)	Includes 8,000 shares of Common Stock held by Robert W. Baird & Co., Inc. TTEE FBO Steven K. Flora IRA. Includes 9,250 shares of Common Stock issuable upon exercise of options, which are exercisable within 60 days of December 11, 2009. Does not include options to purchase 37,750 shares of Common Stock, which are not exercisable within 60 days of December 11, 2009.
(8)	Based on the share information set forth in a Schedule 13G/A filed with the Securities and Exchange Commission on February 17, 2009.
(9)	Based on the share information set forth in a Schedule 13G/A filed with the Securities and Exchange Commission on February 13, 2009. Dr. James H. Simons is a control person of Renaissance Technologies LLC (“RTC”) and has sole dispositive power and sole power to vote or to direct the voting of 1,003,244 shares of Common Stock owned by RTC.
(10)	Based on the share information set forth in a Schedule 13G filed with the Securities and Exchange Commission on February 5, 2009.

Amendment to Amended and Restated By-Laws

On April 21, 2009, the Board of Directors approved an amendment to the Company’s Amended and Restated By-Laws, as amended. The amendment (a) clarifies that the advance notice By-Law provisions apply to all shareholder proposals and nominations, (b) includes a requirement that a shareholder that submits notice of business to be brought before an annual meeting of shareholders must update and supplement the notice, if necessary, so that the required information is true and correct as of the record date for such annual meeting as well as 10 business days prior to such annual meeting, and (c) includes a requirement that the shareholder or a qualified representative of the shareholder that intends to present business at an annual meeting of shareholders appear at such annual meeting to present any such business. A copy of the amendment was filed as Exhibit 3.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on April 22, 2009.

Solicitation of Proxies

The cost of solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by mail, on the Internet website www.envisionreports.com/ZOLL and by telephone, the directors, officers, and employees of the Company may also solicit proxies personally, by telephone or by mail without special compensation for such activities. The Company will also request persons, firms, and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. The Company will reimburse such holders for their reasonable expenses.

Shareholder Proposals

For a proposal of a shareholder to be included in the Company’s proxy statement for the Company’s 2011 Annual Meeting of Shareholders, it must be received at the principal executive offices of the Company on or before August 24, 2010. Such a proposal must also comply with the requirements as to form and substance established by the Securities and Exchange Commission for such a proposal to be included in the proxy statement.

In addition, the Company’s Amended and Restated By-Laws, as amended, provide that any shareholder wishing to nominate a director or have a shareholder proposal considered at an annual meeting must provide written notice of such nomination or proposal and appropriate supporting documentation, as set forth in the Amended and Restated By-laws, to the Company at its principal executive offices (a) not less than 75 calendar days nor more than 120 calendar days prior to the anniversary date of the immediately preceding annual meeting of shareholders or special meeting in lieu thereof (the “Anniversary Date”) or (b) in the case of a special meeting of shareholders in lieu of the annual meeting or in the event that the annual meeting of shareholders is called for a date more than 30 calendar days prior to the Anniversary Date, not later than the close of business on (i) the 10th calendar day (or if that day is not a business day for the Company, on the next succeeding business day) following the earlier of (1) the date on which notice of the date of such meeting was mailed to shareholders or (2) the date on which the date of such meeting was publicly disclosed or (ii) if such date of notice or public disclosure occurs more than 75 calendar days prior to the scheduled date of such meeting, the 75th calendar day prior to such scheduled date of such meeting (or if that day is not a business day for the Company, on the next succeeding business day). For next year’s scheduled annual meeting, the deadline for submission of notice is November 27, 2010. Any proposal or nomination submitted after November 27, 2010 will be untimely. Any such proposal should be mailed to: ZOLL Medical Corporation, 269 Mill Road, Chelmsford, Massachusetts 01824, Attention: Secretary. Any shareholder wishing to nominate a director or have a shareholder proposal considered at an annual meeting must also comply with certain other procedures set forth in the Amended and Restated By-laws, including the procedures summarized under the section of this proxy statement entitled “Amendment to the Amended and Restated By-laws.”

REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS IMPORTANT.

PLEASE REVIEW THE PROXY MATERIALS AT WWW.ENVISIONREPORTS.COM/ZOLL AND VOTE BY INTERNET, BY TELEPHONE OR BY PROXY CARD IN ACCORDANCE WITH THE INSTRUCTIONS IN THIS PROXY STATEMENT AND THE NOTICE.

ZOLL MEDICAL CORPORATION

December 22, 2009

MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6	000004

000000000.000000 ext            000000000.000000 ext

000000000.000000 ext            000000000.000000 ext

000000000.000000 ext            000000000.000000 ext

Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on February 10, 2010.

Vote by Internet
• Log on to the Internet and go to www.envisionreports.com/ZOLL • Follow the steps outlined on the secured website.

Vote by telephone

  •   Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

  •   Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1 and FOR Proposal 2.

1.        Proposal to elect the following persons, nominated by the Board of Directors, as Class III Directors to serve until the 2013 Annual Meeting and until their successors are duly elected and qualified:

	For	Withhold		For	Withhold		For	Withhold	+

01 - James W. Biondi, M.D.	☐	☐	02 - Robert J. Halliday	☐	☐	03 - Lewis H. Rosenblum	☐	☐

		For	Against	Abstain
2.	Proposal to ratify the selection of BDO Seidman, LLP as the Company’s independent registered public accounting firm for the fiscal year ending October 3, 2010.	☐	☐	☐

3.	In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting or at any adjournment(s) or postponement(s) thereof.

B	Non-Voting Items

Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

ZOLL MEDICAL CORPORATION

Dear Shareholder,

Please take note of the important information regarding the Company’s management and financial results enclosed with this proxy card.

Your vote on these matters counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark one box for each proposal on the proxy card on the reverse side to indicate how your shares should be voted. Then, sign and date the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual meeting of Shareholders to be held February 10, 2010.

Thank you in advance for your prompt consideration of these matters. This will help the Company avoid the expense of subsequent mailings.

Sincerely,

ZOLL MEDICAL CORPORATION

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — ZOLL Medical Corporation

Annual Meeting of Shareholders

February 10, 2010

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Richard A. Packer and A. Ernest Whiton and each of them, as Proxies of the undersigned, with full power to appoint their substitutes, and authorizes each of them to represent and to vote all shares of Common Stock of ZOLL Medical Corporation (the “Company”) held by the undersigned as of the close of business on December 11, 2009 at the Annual Meeting of Shareholders to be held at the Conference Center at Goodwin Procter LLP, Exchange Place, Boston, Massachusetts 02109 on February 10, 2010, at 10:00 a.m., local time, and at any adjournments or postponements thereof.

When properly executed, this proxy will be voted in the manner directed by the undersigned shareholder(s). If no direction is given, this proxy will be voted FOR the election of the three nominees for Class III Directors, and FOR the ratification of the selection of BDO Seidman, LLP as the Company’s independent registered public accounting firm; with discretionary authority to vote upon such other matters that may properly come before the meeting. The Board of Directors recommends a vote FOR Proposals 1 and 2. A shareholder wishing to vote in accordance with the Board of Directors’ recommendation need only sign and date this proxy and return it in the envelope provided.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.